UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 16, 2014

Radian Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-11356	23-2691170
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Market Street, Philadelphia, Pennsylvania		19103
(Address of Principal Executive Offices)		(Zip Code)

(215) 231 - 1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Definitive Material Agreement.

On September 16, 2014, Radian Guaranty Inc. (“Radian Guaranty”), the principal mortgage insurance subsidiary of Radian Group Inc. (the “Company”), entered into a Confidential Settlement Agreement and Release (the “Settlement Agreement”) with Countrywide Home Loans, Inc. (“CHL”) and Bank of America, N.A. (“BANA,” and together with CHL the “Insureds” and the Insureds together with Radian Guaranty, the “Parties”), as a successor to BAC Home Loan Servicing f/k/a Countrywide Home Loans Servicing LP, in order to resolve various actual and potential claims or disputes related to the Parties’ respective rights and duties as to mortgage insurance coverage on the Subject Loans (as defined below). The loans subject to the Settlement Agreement (the “Subject Loans”) are comprised of: (i) loans that were originated or acquired by an Insured and insured by Radian Guaranty prior to January 1, 2009, excluding such loans that were refinanced under HARP II (“Legacy Loans”); and (ii) loans other than Legacy Loans that were or are serviced by the Insureds and were 90 days or more past due as of July 31, 2014, or if servicing has been transferred, 90 days or more past due as of the transfer date (“Servicing Only Loans”). The description of the Settlement Agreement in this Current Report does not purport to be a complete description of the Settlement Agreement and is qualified in its entirety by reference to the full text of the Settlement Agreement which is filed as an exhibit to this Current Report on Form 8-K. Capitalized terms used herein that are not otherwise defined herein shall have the meanings given to them in the Settlement Agreement.

Implementation of the Settlement Agreement remains subject to the condition precedent that both Fannie Mae and Freddie Mac (collectively, the “GSEs”) consent to the Settlement Agreement. If the consent of the GSEs is obtained, the Settlement Agreement will be implemented with respect to Subject Loans owned by the GSEs or held in portfolio by the Insureds on a date mutually agreed by the Parties that is the last day of a month no later than 90 days after the receipt of the GSEs’ consent (the “Initial Implementation Date”). Subject to certain exceptions, either Party may terminate the Settlement Agreement if consent of the GSEs is not received by November 15, 2014. Approximately twelve percent (12%) of the number of Subject Loans are loans that were either not held in portfolio by the Insureds or purchased by non-GSE investors, including securitization trusts and other investors (the “Other Investors”). The Settlement Agreement requires the consent of the Other Investors for these loans to be included in the Settlement Agreement. If the consent of one or more Other Investors is obtained, the Settlement Agreement will be implemented with respect to such Other Investors’ Subject Loans on a date mutually agreed to by the Parties, which would be after the Initial Implementation Date. Loans for which consent from Other Investors has not been received (“Non-Consenting Loans”) will not be part of the Settlement Agreement, except with respect to certain rights of cancellation (described below). The consent of the Other Investors is not a condition precedent to the Initial Implementation Date.

As further described below, if implemented, the Settlement Agreement will provide for the final resolution of the Subject Loans as follows:

Legacy Loans. The Settlement Agreement provides that all Claims decisions (including Claims paid, Coverage Rescissions, Claim Denials and Curtailments) with respect to Legacy Loans for which Radian Guaranty communicated a Claims decision on or before February 13, 2013 (the “Decisioned Legacy Claims Cut-Off Date”), will become final and will not be subject to future challenges, appeals or adjustments. This includes Claims that were subsequently paid (in full or in part) on this subset of Legacy Loans between the Decisioned Legacy Claims Cut-Off Date and July 31, 2014. Additionally, upon these decisions becoming final, the Insureds will be entitled to retain all premium refunds relating to Coverage Rescissions on such Claims.

With respect to Claims on Legacy Loans for which Radian Guaranty communicated a Claims decision after the Decisioned Legacy Claims Cut-Off Date (“Future Legacy Loans”), Radian Guaranty will take no further action to effect any Coverage Rescissions on such loans or Claim Denials on these loans, assuming with respect to Claim Denials that such Claims have otherwise become Perfected Claims and are not subject to certain Master Policy Exclusions. For Future Legacy Loans for which Radian Guaranty issued a Coverage Rescission or Claim Denial or paid the Claim at less than the full eligible claim amount, Radian will reinstate coverage on such Coverage Rescissions and pay a Reimbursement Amount on such Claims equal to the difference between the eligible claim amount and the amount Radian Guaranty actually paid on such Claim to the Insureds, the current servicer or the GSEs, as applicable. The Insureds are required to pay to Radian Guaranty all premiums for reinstated coverage as if coverage had never been rescinded, including by returning to Radian Guaranty any previously refunded premiums. The Insureds or current servicers of Future Legacy Loans will continue to pay all premiums due in accordance with the applicable Master Policy.

Radian Guaranty will not assert any origination or servicing defects or errors as a basis for a decision not to pay a Claim on Future Legacy Loans, nor will Radian Guaranty effect a Curtailment of any Future Legacy Loans, subject to exceptions for Potential Curtailment Loans (generally, Legacy Loans which are less than 90 days delinquent as of July 31, 2014) and Subject Loans serviced by a servicer other than the Insureds (“Protected Curtailments”).

Servicing Only Loans. The Settlement Agreement provides that all Curtailments on Servicing Only Loans for which Radian Guaranty effected a Claim payment (with or without a Curtailment) on or before May 30, 2014 (the “Decisioned Servicing Only Claims Cut-Off Date”) will be deemed final and will not be subject to future challenges, appeals or adjustments. For Servicing Only Loans for which no Claim payment was made on or before the Decisioned Servicing Only Claims Cut-Off Date (a “Future Servicing Only Loan”), Radian Guaranty shall not be entitled to make any Curtailments (excluding Protected Curtailments, which may continue in the ordinary course). To the extent that Radian Guaranty has effected a Curtailment on any Future Servicing Only Loan, Radian Guaranty will pay a Reimbursement Amount equal to the applicable Curtailment to the Insureds, the current servicer or the GSEs, as applicable.

The Settlement Agreement does not affect Radian Guaranty’s right to effect Coverage Rescissions or Claim Denials on any Servicing Only Loans and any such Coverage Rescissions or Claim Denials shall continue to be governed by the applicable Master Policies, subject to certain requirements in the Settlement Agreement regarding the documents required to perfect such Claims.

Pursuant to the terms of the Settlement Agreement, Radian Guaranty will not assert any right of cancellation on any Subject Loan or any Non-Consenting Loan for failure to initiate Appropriate Proceedings within the timelines set forth in the applicable Master Policies.

The Settlement Agreement contains an alternative dispute resolution process for resolving certain disputes arising under the agreement, including disputes related to the processing, determination or payment of Claims on Future Legacy Loans and Future Servicing Only Loans, including Curtailments on Potential Curtailment Loans.

The Settlement Agreement includes covenants, representations and warranties, and indemnifications that are customary for this type of transaction. In addition, the Settlement Agreement includes mutual releases from the Parties with respect to the Subject Loans, subject to certain exceptions, that will become effective upon implementation.

As previously disclosed, the Company’s reserves for the second quarter reflected management’s best estimate of the expected loss related to the loans subject to the Settlement Agreement. As a result, the Company was fully reserved for the settlement as of June 30, 2014 and does not anticipate that the settlement will have a material impact on its total mortgage insurance reserves for the third quarter of 2014. With respect to compliance with the new Private Mortgage Insurance Eligibility Requirements (“PMIERs”), while the settlement brings greater certainty to Radian Guaranty’s legacy insured portfolio, the settlement is not expected to materially impact the Company’s previously disclosed projections for available assets or minimum required assets, as calculated pursuant to the proposed PMIERs.

Forward-looking Statements

Some of the statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities and Exchange Act of 1934 and the United States Private Securities Litigation Reform Act of 1995. Words such as “will,” “expects,” “believes,” “anticipates” and similar expressions are used to identify these forward-looking statements. These forward-looking statements, which may include without limitation, estimates and projections regarding our future performance and financial condition, are made on the basis of management’s current views and assumptions with respect to future events. Any forward-looking statement is not a guarantee of future performance and actual results could differ materially from those contained in the forward-looking statement. These statements speak only as of the date they were made, and we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. We operate in a changing environment. New risks emerge from time to time and it is not possible for us to predict all risks that may affect us. For more information regarding these risks and uncertainties as well as certain additional risks that we face, you should refer to the Risk Factors detailed in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, Item 1A of Part I of the Company’s Quarterly Reports on Form 10-Q filed in 2014 and subsequent reports and registration statements filed from time to time with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Confidential Settlement Agreement and Release, dated as of September 16, 2014, by and among Radian Guaranty Inc., Countrywide Home Loans, Inc., and Bank of America, N.A., as a successor to BAC Home Loans Servicing f/k/a Countrywide Home Loans Servicing LP on its own behalf and as successor in interest by de jure merger to Countrywide Bank FSB, formerly Treasury Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC.
(Registrant)

Date: September 19, 2014	By:	/s/ Edward J. Hoffman
Edward J. Hoffman
General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1	Confidential Settlement Agreement and Release, dated as of September 16, 2014, by and among Radian Guaranty Inc., Countrywide Home Loans, Inc., and Bank of America, N.A., as a successor to BAC Home Loans Servicing f/k/a Countrywide Home Loans Servicing LP on its own behalf and as successor in interest by de jure merger to Countrywide Bank FSB, formerly Treasury Bank.